99.2


                                  EXHIBIT 99.2


       Golden Phoenix Secures Funding for its Ashdown Molybdenum Project,
                    Begins Bonding process for Mill and Mine


SPARKS, Nev., May 12 /PRNewswire-FirstCall/ -- Golden Phoenix Minerals, Inc. (OTC Bulletin Board: GPXM - News) announced today the receipt of financing to construct a 100-ton mill and make preparations to mine the Sylvia molybdenum deposit at its Ashdown joint venture project located in Humboldt County, Nevada.

The Company has arranged a debt finance program utilizing two unaffiliated lenders to fund development of the mill and mine separately. Funds will be released to Golden Phoenix in accordance with individual timetables linked to milestone schedules for assembling the mill and reopening the Sylvia decline. In keeping with the intention of new management to limit share dilution, the loans will be repaid primarily in cash, with only minor consideration granted using restricted shares and warrants.

Golden Phoenix has received its first installment of funds and initiated bonding for both the mill and mine in preparation for the construction phase of the project. With receipt of these funds, Golden Phoenix affirms its intention to capture the historically high molybdenum price by bringing the Ashdown mill and mine on line in the near term.

Golden Phoenix Minerals, Inc. is focused on developing and mining superior high-grade deposits of precious and strategic metals to enhance profitability and return maximum value to its shareholders.

Visit the Golden Phoenix Web site at

Forward-Looking Statements. Certain statements included herein may contain forward-looking information within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. All statements, other than statements of fact, including, without limitation, statements regarding potential future plans and objectives of the company, are forward-looking statements that involve risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. The Company's actual results could differ materially from those anticipated in such forward-looking statements as a result of a number of factors. These risks and uncertainties, and certain other related factors, are discussed in the Company's Form 10-KSB, Form 10-QSB and other filings with the Securities and Exchange Commission. These forward-looking statements are made as of this date and the Company assumes no obligation to update such forward-looking statements as a result of a number of factors.

     CONTACT:
     Golden Phoenix Minerals, Inc.
     775/853-4919

     E & E Communications
     Paul Knopick
     949/707-5365
     pknopick@eandecommunications.com
     --------------------------------

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